UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

V.F. CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Operation)	23-1180120 (I.R.S. Employer Identification Number)
105 Corporate Center Blvd.
Greensboro, North Carolina 27408
(Address of Principal Executive Offices, including Zip Code)

1996 STOCK COMPENSATION PLAN
(Full Title of the Plan)

Candace S. Cummings, Esq.
Vice President — Administration, General Counsel and Secretary
V.F. Corporation
P.O. Box 21488
Greensboro, North Carolina 27420
(336) 424-6000
(Name, Address And Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed maximum	Proposed maximum	Amount of
Title of shares to be registered	registered (2)	offering price per share	aggregate offering price	registration fee
Common Stock (no par value; stated capital $1.00 per share) (1)	10,000,000	$88.64 (3)	$886,400,000	$27,213

(1)	In addition, this registration statement registers an indeterminate number of rights (the “Rights”) to purchase Series A Participating Cumulative Preferred Stock pursuant to the terms of a certain Rights Agreement between the Company and First Chicago Trust Company of New York, as Rights Agent, as amended. No separate consideration will be received for the Rights, which initially will trade together with the Common Stock.

(2)	In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate amount of: (a) interests to be offered or sold pursuant to the 1996 Stock Compensation Plan, and (b) additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the 1996 Stock Compensation Plan for any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the registrant.

(3)	Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933. The price and fee are computed based upon $88.64, the average of the high and low prices for the common stock reported on the New York Stock Exchange on May 16, 2007.

Explanatory Note
     Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register additional shares of Common Stock, no par value, stated capital $1.00 per share, of V.F. Corporation (the “Company”), with respect to four currently effective Registration Statements on Form S-8 of the Company relating to the Company’s 1996 Stock Compensation Plan.
     The contents of Registration Statement on Form S-8 as filed on August 4, 1997, Registration No. 333-32789, as amended, the contents of Registration Statement on Form S-8 as filed on July 30, 1999, Registration No. 333-84193, as amended, the contents of Registration Statement on Form S-8 as filed on August 14, 2001, Registration No. 333-67502, as amended, and the contents of the Registration Statement on form S-8 as filed on August 25, 2004, Registration No. 333-118547, as amended, are incorporated by reference into this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
*4.1	1996 Stock Compensation Plan, as amended and restated February 6, 2007 (Appendix B to the Company’s 2007 proxy statement filed with the Securities and Exchange Commission on March 22, 2007).

5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

24.1	Power of Attorney

*	Incorporated by reference.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Greensboro, North Carolina, on May 18, 2007.

V.F. CORPORATION
By:	/s/ Mackey J. McDonald
Mackey J. McDonald
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	DATE

/s/ Mackey J. McDonald	May 18, 2007

Mackey J. McDonald Chairman and Chief Executive Officer

/s/ Robert K. Shearer	May 18, 2007

Robert K. Shearer Senior Vice President and Chief Financial Officer

/s/ Bradley W. Batten	May 18, 2007

Bradley W. Batten Vice President — Controller and Chief Accounting Officer

DIRECTORS

Juan Ernesto de Bedout *		George Fellows*	Mackey J. McDonald*
Edward E. Crutchfield*		Daniel R. Hesse	Clarence Otis, Jr.*
Ursula O. Fairbairn*		Robert J. Hurst*	M. Rust Sharp*
Barbara S. Feigin*		W. Alan McCollough *	Raymond G. Viault *
Eric C. Wiseman*
	*By:	/s/ Candace S. Cummings	Date: May 18, 2007
Candace S. Cummings,
Attorney-In-Fact

EXHIBIT INDEX
5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

24.1	Power of Attorney